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                                                                     Exhibit 4.2

         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS IT IS REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER.

                                   ----------
                                                            Date: March 29, 1999

                               WARRANT TO PURCHASE
                        60,000 SHARES OF COMMON STOCK OF
                        INTEGRA LIFESCIENCES CORPORATION

                   Void after 5:00 P.M. (Eastern Time) on the
                       Expiration Date (as defined herein)

         THIS CERTIFIES that SFM DOMESTIC INVESTMENTS LLC (the "Warrant Holder"), or registered assigns, is entitled to purchase from INTEGRA LIFESCIENCES CORPORATION (the "Company"), a Delaware corporation, at any time after the date hereof and until 5:00 P.M. (Eastern Time) on the Expiration Date, SIXTY THOUSAND fully paid and nonassessable shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"), at a purchase price of $3.82 per share, in each case subject to adjustment as provided in Section 6 hereof.

         1. Definitions. For the purpose of this Warrant:

                  (a) "Expiration Date" shall mean March 28, 2001.

                  (b) "Warrant Price" shall mean the price per share at which shares of Common Stock of the Company are purchasable hereunder, as such price may be adjusted from time to time hereunder.

                  (c) "Warrant Shares" shall mean the Common Stock purchased upon exercise of Warrants.

                  (d) "Warrants" shall mean this original Warrant to purchase Common Stock of the Company and any and all Warrants which are issued in exchange or substitution for the Warrant pursuant to the terms of that Warrant.

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         2. Method of Exercise of Warrants. This Warrant may be exercised at any time and from time to time after the date hereof and prior to 5:00 P.M. (Eastern
Time) on the Expiration Date, in whole or in part (but not as to fractional shares), by the surrender of the Warrant, manually or by facsimile transmission, with the Purchase Agreement attached hereto as Exhibit A properly completed and duly executed, at the principal office of the Company at 105 Morgan Lane, Plainsboro, New Jersey 08536, facsimile number (609) 799-3297, or such other location which shall at that time be the principal office of the Company (the "Principal Office"), and upon payment to it by certified check or bank draft or wire transfer of immediately available funds to the order of the Company of the purchase price for the shares to be purchased upon such exercise. The person entitled to the shares so purchased shall be treated for all purposes as the holder of such shares as of the close of business on the date of exercise and certificates for the shares of stock so purchased shall be delivered to the person so entitled within a reasonable time, not exceeding thirty (30) days, after such exercise. Unless this Warrant has expired, a new Warrant of like tenor and for such number of shares as the holder of this Warrant shall direct, representing in the aggregate the right to purchase a number of shares with respect to which this Warrant shall not have been exercised, shall also be issued to the holder of this Warrant within such time.

         3. Exchange. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the Principal Office of the Company, for new Warrants of like tenor registered in such holder's name and representing in the aggregate the right to purchase the number of shares purchasable under the Warrant being exchanged, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder at the time of such surrender.

         4. Transfer. Subject to restrictions on transfer set forth herein, this Warrant is transferable, in whole or in part, at the Principal Office of the Company by the holder hereof, in person or by duly authorized attorney, upon presentation of this Warrant, properly endorsed, for transfer. Each holder of this Warrant, by holding it, agrees that the Warrant, when endorsed in blank, may be deemed negotiable, and that the holder hereof, when the Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with the Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by the Warrant, or to the transfer thereof on the books of the Company, any notice to the contrary notwithstanding.

         5. Certain Covenants of the Company. The Company covenants and agrees that all shares which may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized and validly issued, fully paid and nonassessable and free and clear of any liens or encumbrances whatsoever. The Company covenants and agrees that none of the shares which may be issued upon the exercise of this Warrant will, upon issuance, be in violation of or subject to any preemptive rights of any person. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.



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

         6. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) Reclassification, Consolidation or Merger. At any time while the Warrants remain outstanding and unexpired, in case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of the Warrants) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of rights of outstanding securities issuable upon exercise of the Warrants, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding securities issuable upon exercise of the Warrants), the Company, or such successor corporation, as the case may be, shall, without payment of any additional consideration therefor, execute new Warrants providing that the holders of the Warrants shall have the right to exercise such new Warrants (upon terms not less favorable to the holders than those then applicable to the Warrants) and to receive upon such exercise, in lieu of each share of Common Stock or other security theretofore issuable upon exercise of the Warrants, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation or merger by the holder of one share of Common Stock or other security issuable upon exercise of the Warrants had the Warrants been exercised immediately prior to such reclassification, change, consolidation or merger. Such new Warrants shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
6. The provisions of this subsection 6(a) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

         (b) Subdivision or Combination of Shares. If the Company at any time while the Warrants remain outstanding and unexpired shall subdivide or combine its Common Stock, (i) the Warrant Price shall be proportionately reduced, and the number of shares of Common Stock for which this Warrant may be exercised shall be proportionately increased, in case of subdivision of such shares, as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as of such record date, whichever is earlier, or (ii) the Warrant Price shall be proportionately increased, and the number of shares of Common Stock for which this Warrant may be exercised shall be proportionately reduced, in the case of combination of such shares, as of the effective date of such combination, or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as of such record date, whichever is earlier.

         (c) Stock Dividends. If the Company at any time while the Warrants remain outstanding and unexpired shall pay a dividend in shares of its Common Stock, or make other distribution to the holders of Common Stock or of options, warrants or rights to subscribe for or purchase shares of Common Stock or of evidences of indebtedness issued by the Company or any other person, then the Warrant Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or



                                       3
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other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such payment or other distribution by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and
(ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (the "Fraction"), and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying such number by the reciprocal of the Fraction. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or any wholly-owned subsidiary. The provisions of this subsection 6(c) shall not apply under any of the circumstances for which an adjustment is provided in subsections 6(a) or 6(b).

                  (d) Liquidating Dividends, Etc. If the Company at any time while the Warrants remain outstanding and unexpired makes a distribution of its assets to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections 6(a) through 6(c)), the Warrant Holder shall be entitled to receive upon the exercise hereof, in addition to the shares of Common Stock receivable upon such exercise, and without payment of any consideration other than the Warrant Price, an amount of such assets so distributed equal to the value of such distribution per share of Common Stock multiplied by the number of shares of Common Stock which, on the record date for such distribution, are issuable upon exercise of this Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of shares of Common Stock issuable upon the exercise hereof), and an appropriate provision therefor shall be made a part of any such distribution. The value of a distribution which is paid in other than cash shall be determined by an independent appraiser designated by the Board of Directors of the Company.

                  (e) Notice of Adjustments. Whenever the Warrant Price or the number of shares of Common Stock purchasable under the terms of this Warrant at the Warrant Price shall be adjusted pursuant to this Section 6, the Company shall promptly prepare a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the Warrant Price and number of shares of Common Stock purchasable at that Warrant Price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class and postage prepaid) to the registered holder of this Warrant.

         7. Fractional Shares. No fractional shares of the Company's Common Stock will be issued in connection with any purchase hereunder but in lieu of such fractional shares, the Company shall make a cash refund therefor equal in amount to the product of the applicable fraction multiplied by the Warrant Price paid by the holder for its Warrant Shares upon such exercise.

         8. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it that any Warrant has been mutilated, destroyed, lost or stolen, and in the case of any destroyed, lost or stolen Warrant, a bond of indemnity reasonably satisfactory to the Company, or in the case of a mutilated Warrant, upon surrender and cancellation thereof, the Company will execute and deliver in the Warrant Holder's name, in exchange and substitution for the Warrant so mutilated, destroyed, lost or stolen, a new Warrant of like tenor substantially in the form thereof with appropriate insertions and variations.

         9. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

         (i) if to the Warrant Holder:

                           Soros Fund Management LLC
                           888 Seventh Avenue
                           New York, New York 10016
                           Telecopy:  (212) 664-0544
                           Attn:  Michael Neus, Esq.

                           and a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York 10019-6064
                           Telecopy:  (212) 757-3990
                           Attn:  Matthew Nimetz, Esq.

         (ii) if to the Company:

                           Integra LifeSciences Corporation
                           105 Morgan Lane
                           Plainsboro, New Jersey 08536
                           Telecopy:  (609) 799-3297
                           Attn:  Stuart M. Essig,
                                  President and CEO




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                           with a copy to:

                           Drinker Biddle & Reath LLP
                           105 College Road East
                           Princeton, New Jersey 08542
                           Telecopy:  (609) 799-7000
                           Attn:  John E. Stoddard III, Esq.

         All such notices and communications shall be deemed to have been duly given when hand delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 9 designate another address or person for receipt of notices hereunder.

         10. Headings. The descriptive headings of the several sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         11. Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrant Holder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrant Holder shall be required to pay any and all taxes that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrant Holder as upon the books of the Company.

         12. Binding Effect; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrant Holder and their respective successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrant Holder, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

         13. Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

         14. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.




                                       6
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         15. No Rights or Liabilities as Stockholders. Nothing contained in this
Warrant shall be determined as conferring upon the Warrant Holder any rights as a stockholder of the Company or as imposing any liabilities on the Warrant
Holder to purchase any securities, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on the date of this Warrant.

                                                INTEGRA LIFESCIENCES CORPORATION

                                                By: /s/Stuart M. Essig
                                                   -----------------------------
                                                    Stuart M. Essig, President




                                       7
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                                                                       Exhibit A

                               PURCHASE AGREEMENT

                                                 Date: _________________________

TO:

         The undersigned, pursuant to the provisions set forth in the attached
Warrant, hereby agrees to purchase        shares of Common Stock covered by such
Warrant, and makes payment herewith in full therefor at the price per share provided by this Warrant.

                                    Signature:
                                               ---------------------------------
                                    Address:
                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------

                                     *  *  *

                                   ASSIGNMENT

         For Value Received, __________________________________________________
hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered by such Warrant, to:

NAME OF ASSIGNEE           ADDRESS                            NO. OF SHARES
----------------           -------                            -------------



Dated:                              Signature:
      -------------------------                ---------------------------------

                                    Witness:
                                               ---------------------------------